Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Ambac Financial Group, Inc.:

We consent to the incorporation by reference in the Registration Statement on Forms S-8 (Nos. 333-110145, 333-52449) of Ambac Financial Group, Inc. of our report dated June 14, 2004, relating to the financial statements of Ambac Financial Group, Inc. Savings Incentive Plan as of and for the years ended December 31, 2003 and 2002, and related supplemental schedules, which appear in the December 31, 2003 annual report on Form 11-K of Ambac Financial Group, Inc.

/s/ KPMG LLP

New York, New York

June 25, 2004